Exhibit 99.1

Bar Harbor Bankshares Reports Third Quarter 2025 Results; Declares Dividend

BAR HARBOR, MAINE – October 21, 2025 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported third quarter 2025 GAAP net income of $8.9 million or $0.54 per diluted share and core earnings (Non-GAAP) of $15.4 million or $0.95 per diluted share compared to GAAP net income of $6.1 million or $0.40 per diluted share and core earnings (Non-GAAP) of $10.8 or 0.70 per diluted share in the second quarter of 2025.

THIRD QUARTER 2025 HIGHLIGHTS (all comparisons to second quarter 2025, unless otherwise noted)

•	Successfully completed the acquisition of Guaranty Bancorp, Inc. on August 1, 2025, and the customer integration of all systems and branches in mid-October 2025.
•	Net interest margin expanded to 3.56% from 3.23%
•	56.70% efficiency ratio compared to 62.10% in the prior quarter
•	16% annualized quarter-to-date growth in deposits; 6% annualized year-to-date growth, excluding acquired deposits
•	Strong asset quality with non-accruing loans to total loans declining to 0.27% from 0.31%

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “This quarter we completed the integration of Woodsville into our organization. We are now one united company, operating seamlessly across our entire footprint with one culture. This achievement positions us to serve more customers, deepen our existing relationships, and continue growing stronger.”

Mr. Simard further stated, “The third quarter marks another strong quarter for us as we took advantage of the seasonal deposit inflows and increased transactional activity across our footprint.  In addition, we immediately executed on our strategies to optimize the newly combined balance sheet putting the excess liquidity to work.  As a result, we leveraged lower cost deposits to fund new growth and pay off more expensive wholesale borrowings which led to a strong core return on assets of 1.35% and a core return on equity of 12.23%.  Together, we have proven what is possible when we unite around a shared objective to balance profitable growth with a conservative credit culture building an enduring future.”

Acquisition of Guaranty Bancorp, Inc.

On August 1, 2025, we completed our acquisition of Guaranty Bancorp, Inc., the parent company of Woodsville Guaranty Savings Bank (“Woodsville”), and its results of operations are included in the Company’s consolidated results since the date of acquisition. Therefore, the Company’s third quarter and nine months ended 2025 results reflect increased levels of average balances, net interest income, and expense compared to its prior quarter and nine months ended 2024 results. After purchase accounting fair value adjustments, the acquisition added $658.1 million of total assets, including $413.4 million of loans, as well as $641.2 million of total liabilities, primarily consisting of $531.3 million in deposits and $109.2 million in borrowings and subordinated debt. Based on the $39.2 million consideration paid the Company recorded goodwill of $22.3 million and core deposit intangibles of $14.0 million in other intangibles related to the acquisition.

In connection with the acquisition, the Company recorded an initial allowance for credit losses (“ACL”) of approximately $5.6 million. This included a $1.6 million allowance related to loans identified as purchased credit deteriorated (“PCD”) at acquisition, reflecting expected credit losses that developed since origination. The remaining $4.0 million allowance was established through provision expense for non-PCD loans, consistent with the Current Expected Credit Loss (“CECL”) framework. This non-PCD allowance represents the recognition of expected lifetime losses on acquired performing loans. At September 30, 2025, the CECL reserve associated with the total acquired portfolio is $4.6 million.

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.32 per share to shareholders of record at the close of business on November 20, 2025, payable on December 19, 2025.  This dividend equates to a 4.20% annualized yield based on the $30.46 closing share price of the Company’s common stock on September 30, 2025, the last trading day of the third quarter 2025.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

FINANCIAL CONDITION (Quarter results for September 30, 2025 compared to June 30, 2025)

Total assets increased $610 million or 15% to $4.7 billion at the end of the third quarter 2025 primarily due to acquisition of Woodsville. The Company strategically optimized deposits and cash to paydown wholesale borrowings while onboarding deposits from Woodsville.

Total cash and cash equivalents were $141.3 million at the end of the third quarter 2025, compared to $87.0 million at the end of the second quarter 2025. Interest-earning deposits held with other banks increased to $94.0 million at the end of the third quarter 2025, compared to $36.1 million at the end of the second quarter and yielded 4.49% and 4.68%, respectively. The change in cash balances was driven by the acquisition of Woodsville.

Available-for-sale debt securities increased $69.1 million to $597.8 million compared to $528.7 million at second quarter 2025 driven by acquired securities of $115.6 million from Woodsville of which $40.8 million was sold, total calls and paydowns of $31.5 million, and organic purchases of $15.1 million. Fair value adjustments decreased the securities portfolio by $53.0 million at quarter-end compared to $64.1 million at the end of the second quarter. During the third quarter 2025, there was a $241 thousand gain on sale of acquired available-for-sale debt securities, $200 thousand write-off of the corporate debt securities compared to $5.6 million in the second quarter in corporate debt securities due to credit deterioration. The quarter-to-date weighted average yield of the securities portfolio was 4.14% compared to 3.86% at the end of second quarter driven by continued purchase of higher coupon fixed-rate securities and acquisition of the Woodsville portfolio. As of third and second quarter-end, our securities portfolio had an average life of 7.4 years and 8.4 years respectively, with an effective duration of 5.3 years and 5.5 years respectively. All securities remain classified as available for sale to provide flexibility in asset funding and other opportunities as they arise.

Federal Home Loan Bank (“FHLB”) stock decreased $4.1 million to $8.6 million at the end of the third quarter 2025 compared to $12.7 million at the end of the second quarter 2025 primarily driven by the strategic deployment of cash to pay down advances from the FHLB.

Total loans increased to $3.6 billion from $3.2 billion in the second quarter driven by the acquisition of $413.4 million from Woodsville. Total Commercial loans increased to $2.3 billion from $2.2 billion in the second quarter with $145.5 million from the acquisition and organic growth of $34.8 million organic growth which equates to an annualized growth rate of 5%. Residential real estate loans increased to $1.0 billion driven by $251.8 million in acquired balances.  Loans held for sale grew $2.7 million as we experienced continued seasonal increase in demand for mortgage products with corresponding changes in the interest rate environment.

The allowance for credit losses on loans increased $5.1 million, driven primarily by a net $3.0 million in reserves on non-PCD loans and $1.6 million in reserves on PCD loans from Woodsville. As a result, the allowance grew to $33.9 million at the end of the third quarter 2025 compared to $28.9 million at the end of the second quarter 2025. The allowance for credit losses to total loans coverage ratio for the third quarter 2025 compared to the second quarter 2025 increased to 0.95% from 0.92%.

Premises and equipment increased $6.2 million in the third quarter to $58.8 million compared to $52.6 million at the end of the second quarter 2025 driven by $6.6 million in acquired assets from Woodsville and a $206 thousand gain on sale of premises and equipment from the sale of two properties.

Goodwill increased $22.3 million in the third quarter 2025 as the result of the acquisition of Woodsville. Other intangible assets increased $13.5 million in the third quarter 2025 compared to the second quarter 2025 to $17.0 million driven by the core deposit intangible asset of the acquisition, offset by amortization.

Cash surrender value of bank-owned life insurance increased $12.5 million driven by $11.8 million in acquired BOLI and $665 thousand in the current quarter driven by return on assets within the plan compared to the second quarter 2025.

Total deposits grew to $4.0 billion at the end of the third quarter of 2025 driven by $531.3 million in acquired deposits related to the Woodsville acquisition complimented by 16% annualized quarter to date organic growth compared to the second quarter 2025. The increase was driven primarily by non-interest bearing demand and money market accounts.

Senior borrowings decreased $116.5 million at the end of third quarter 2025 to $140.0 million as loan paydowns, deposits and proceeds from investment portfolio sales were strategically utilized to decrease borrowing levels.  $98.0 million in borrowings were acquired from Woodsville of which $15.0 million were paid off shortly after acquisition. $201 million of the Company’s senior borrowings were paid down within the quarter. As a result of the acquisition, we took on $11.2 million of subordinated debt from Woodsville in the third quarter 2025.

The Company's book value per share was $31.22 as of the end of the third quarter 2025 compared to $30.60 at the end of the second quarter 2025.  Tangible book value per share (non-GAAP) was $21.70 at the end of the third quarter 2025, compared to $22.58 at the end of the second quarter 2025.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

RESULTS OF OPERATIONS (Quarter results for September 30, 2025 compared to September 30, 2024)

The net interest margin increased to 3.56% in the third quarter 2025 compared to 3.15% in the same respective quarter 2024. Loan income increased $6.4 million for the third quarter 2025 compared to the third quarter 2024 driven primarily by $4.6 million from the Woodsville acquisition and $1.2 million by rate changes on the commercial portfolio.

Total interest and dividend income increased by 15.1% or $7.3 million to $55.9 million in the third quarter 2025 compared to $48.6 million in the prior year primarily driven by the repricing of commercial adjustable-rate loans and $241.3 million higher average loan balances within the commercial real estate portfolio. Yields on earning assets grew to 5.36% compared to 5.24% in the third quarter 2024. The yield on commercial real estate loans grew to 5.88% in the third quarter 2025 from 5.67% in the third quarter 2024.  Total loan yield growth was partially offset by a decrease in the commercial and industrial yields to 6.45% for the third quarter 2025 from 6.98% in the third quarter 2024.  Consumer yield remained flat at 7.23% for the third quarter 2025 and 2024 respectively.

Total interest expense increased $659 thousand for deposits in the third quarter 2025 compared to the third quarter 2024.  Deposit costs are up $245 thousand or 1.5% year over year driven by the acquisition of $531.3 million in deposits from Woodsville, offset by lower cost of funds on interest-bearing deposit yields at 2.12% from 2.45% for the third quarter ended 2024.  Borrowing costs decreased $904 thousand or 26.2% driven by the $15 million in paydowns offset by $98 million in acquisition borrowings accompanied by lower borrowing rates at 4.04% for the third quarter 2025 compared to 4.38% for the third quarter 2024.

The Company also recorded a $4.0 million reserve on non-PCD loans established through provision expense.

Non-interest income increased $914 thousand in the third quarter 2025 to $10.6 million compared to $9.7 million in the same quarter 2024 primarily driven by customer service fees which increased $523 thousand driven by the Woodsville acquisition. Customer Derivative income increased $697 thousand year over year driven by timing of swaps and the interest rate environment. Trust management fee income decreased $226 thousand driven by financial service income timing.

Non-interest expenses increased $8.0 million to $32.7 million in the third quarter 2025 compared to $24.8 million in the third quarter 2024 driven by $4.9 million in acquisition expenses related to Woodsville. Salaries and benefits increased $1.6 million to $15.9 million in the third quarter 2025 compared to $14.4 million in the third quarter 2024 primarily due to cost-of-living adjustments, additional salary associated with the retained Woodsville personnel, and employee insurance costs. Occupancy and equipment increased $474 thousand driven by higher computer processing fees and maintenance contract costs.  Professional services fees decreased $145 thousand driven by timing, while marketing increased $221 thousand and amortization of intangibles increased $233 thousand due to the acquisition closing in the third quarter 2025. Other expenses increased $520 thousand for the third quarter 2025 compared to the third quarter 2024 primarily due to increases in software expenses. Gain on sale of property increased year-over-year by $206 thousand driven by the sale of two properties in the third quarter 2025.

Income tax expense was $2.2 million for the third quarter 2025 compared to $1.4 million for the third quarter of 2024, respectively. Our GAAP effective tax rate third quarter 2025 and the third quarter 2024 was 20% compared to 10% and the effective tax rate on core earnings (Non-GAAP) was 22% and 20%, respectively.   The current year increase in taxes and tax rate is driven by a prior year  one-time multiple year tax refund on tax exempt loan income and a state apportionment adjustment.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities, (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems or information systems; (16) changes in legislation or regulation and accounting principles, policies, and guidelines; (17) reductions in the market value or outflows of wealth management assets under management; (18) the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

###

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2025	2025	2025	2024	2024
PER SHARE DATA
Net earnings, diluted	$0.54	$0.40	$0.66	$0.72	$0.80
Core earnings, diluted (1)	0.95	0.70	0.68	0.72	0.80
Total book value	31.22	30.60	30.51	30.00	30.12
Tangible book value (1)	21.70	22.58	22.47	21.93	22.02
Market price at period end	30.46	29.96	29.50	30.58	30.84
Dividends	0.32	0.32	0.30	0.30	0.30

PERFORMANCE RATIOS (2)
Return on assets	0.78%	0.60%	1.02%	1.09%	1.20%
Core return on assets (1)	1.35	1.06	1.04	1.09	1.20
Pre-tax, pre-provision return on assets (1)	1.30	0.79	1.32	1.44	1.37
Core pre-tax, pre-provision return on assets (1)	1.71	1.39	1.35	1.45	1.37
Return on equity	7.03	5.21	8.88	9.52	10.68
Core return on equity (1)	12.23	9.19	9.09	9.57	10.68
Return on tangible equity	10.16	7.26	12.27	13.23	14.90
Core return on tangible equity (1)	17.38	12.66	12.57	13.29	14.90
Net interest margin, fully taxable equivalent (1) (3)	3.56	3.23	3.17	3.17	3.15
Efficiency ratio (1)	56.70	62.10	62.00	59.84	62.09

FINANCIAL DATA (In millions)
Total assets	$4,722	$4,112	$4,063	$4,083	$4,030
Total earning assets (4)	4,336	3,789	3,761	3,782	3,720
Total investments	598	529	514	521	536
Total loans	3,584	3,153	3,124	3,147	3,082
Allowance for credit losses	34	29	30	29	29
Total goodwill and intangible assets	159	123	123	123	124
Total deposits	3,953	3,292	3,297	3,268	3,261
Total shareholders' equity	521	469	466	458	460
Net income	9	6	10	11	12
Core earnings (1)	15	11	10	11	12

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.04%	0.03%	0.01%	0.02%	0.01%
Allowance for credit losses on loans/total loans	0.95	0.92	0.92	0.91	0.94
Loans/deposits	91	96	95	96	95
Shareholders' equity to total assets	11.03	11.40	11.50	11.23	11.41
Tangible shareholders' equity to tangible assets	7.94	8.67	8.73	8.46	8.61

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2025	2025	2025	2024	2024
Assets
Cash and due from banks	$47,320	$50,948	$33,802	$34,266	$39,877
Interest-earning deposits with other banks	93,971	36,087	54,329	37,896	41,343
Total cash and cash equivalents	141,291	87,035	88,131	72,162	81,220

Available-for-sale debt securities	597,810	528,690	513,961	521,018	535,892
Less: Allowance for credit losses on available-for-sale debt securities	—	—	(1,204)	(568)	—
Net available-for-sale debt securities	597,810	528,690	512,757	520,450	535,892

Federal Home Loan Bank stock	8,560	12,695	10,695	12,237	7,600

Loans held for sale	5,545	2,829	1,515	1,235	1,272

Total loans	3,583,716	3,152,664	3,124,240	3,147,096	3,081,735
Less: Allowance for credit losses on loans	(33,940)	(28,885)	(28,614)	(28,744)	(29,023)
Net loans	3,549,776	3,123,779	3,095,626	3,118,352	3,052,712

Premises and equipment, net	58,828	52,647	51,659	51,237	51,644
Other real estate owned	—	—	—	—	—
Goodwill	141,819	119,477	119,477	119,477	119,477
Other intangible assets	16,989	3,472	3,705	3,938	4,171
Cash surrender value of bank-owned life insurance	95,554	83,074	82,471	81,858	81,824
Deferred tax asset, net	31,721	23,290	23,298	23,330	20,923
Other assets	73,936	75,017	73,892	79,051	73,192
Total assets	$4,721,829	$4,112,005	$4,063,226	$4,083,327	$4,029,927

Liabilities and shareholders' equity
Non-interest bearing demand	$697,357	$552,074	$547,401	$575,649	$604,963
Interest-bearing demand	1,137,362	931,854	930,031	910,191	913,910
Savings	647,428	542,579	551,280	545,816	544,235
Money market	488,633	370,709	405,326	405,758	380,624
Time	981,993	894,772	862,773	830,274	817,354
Total deposits	3,952,773	3,291,988	3,296,811	3,267,688	3,261,086

Senior borrowings	139,956	256,441	199,982	249,981	186,207
Subordinated borrowings	52,229	40,620	40,620	40,620	60,580
Total borrowings	192,185	297,061	240,602	290,601	246,787

Other liabilities	55,916	54,096	58,502	66,610	62,138
Total liabilities	4,200,874	3,643,145	3,595,915	3,624,899	3,570,011

Total shareholders’ equity	520,955	468,860	467,311	458,428	459,916
Total liabilities and shareholders’ equity	$4,721,829	$4,112,005	$4,063,226	$4,083,327	$4,029,927

Net shares outstanding	16,689	15,322	15,317	15,280	15,268

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

							Organic Annualized
							Growth %
	Sept 30,	Acquired WGSB	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year
(in thousands)	2025	Balances (1)	2025	2025	2024	2024	to Date	to Date
Commercial real estate	$1,942,659	$117,832	$1,767,206	$1,762,132	$1,741,223	$1,677,310	13%	6%
Commercial and industrial	405,759	25,651	400,908	370,683	388,599	382,554	(21)	(3)
Total commercial loans	2,348,418	143,483	2,168,114	2,132,815	2,129,822	2,059,864	7	5

Residential real estate	1,025,266	248,484	796,184	807,514	826,492	836,566	(10)	(8)
Consumer	126,345	16,215	111,036	105,404	103,803	103,415	(3)	8
Tax exempt and other	83,687	5,226	77,330	78,507	86,979	81,890	6	(13)
Total loans	$3,583,716	$413,408	$3,152,664	$3,124,240	$3,147,096	$3,081,735	2%	1%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

DEPOSIT ANALYSIS

							Organic Annualized
							Growth %
	Sept 30,	Acquired WGSB	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year
(in thousands)	2025	Balances (1)	2025	2025	2024	2024	to Date	to Date
Non-interest bearing demand	$697,357	$89,274	$552,074	$547,401	$575,649	$604,963	41%	8%
Interest-bearing demand	1,137,362	185,802	931,854	930,031	910,191	913,910	8	6
Savings	647,428	104,792	542,579	551,280	545,816	544,235	—	(1)
Money market	488,633	52,470	370,709	405,326	405,758	380,624	71	10
Total non-maturity deposits	2,970,780	432,338	2,397,216	2,434,038	2,437,414	2,443,732	24	6
Time	981,993	98,951	894,772	862,773	830,274	817,354	(5)	8
Total deposits	$3,952,773	$531,289	$3,291,988	$3,296,811	$3,267,688	$3,261,086	16%	6%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

C

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Interest and dividend income
Loans	$48,426	$42,042	$132,956	$122,146
Securities available for sale	6,355	5,515	17,112	16,665
Federal Home Loan Bank stock	217	258	566	745
Interest-earning deposits with other banks	924	765	1,514	1,685
Total interest and dividend income	55,922	48,580	152,148	141,241
Interest expense
Deposits	16,419	16,174	47,442	45,486
Borrowings	2,544	3,448	8,845	10,983
Total interest expense	18,963	19,622	56,287	56,469
Net interest income	36,959	28,958	95,861	84,772
Provision for credit losses on available-for-sale debt securities	—	—	636	—
Provision for credit losses on loans	3,749	228	4,220	1,102
Net interest income after provision for credit losses	33,210	28,730	91,005	83,670
Non-interest income
Trust and investment management fee income	3,903	4,129	12,082	11,992
Customer service fees	4,311	3,788	11,425	11,235
(Loss) gain on available-for-sale debt securities, net (1)	41	—	(4,901)	50
Mortgage banking income	423	681	1,484	1,496
Bank-owned life insurance income	665	570	1,881	1,714
Customer derivative income	962	265	1,278	433
Other income	262	220	882	576
Total non-interest income	10,567	9,653	24,131	27,496
Non-interest expense
Salaries and employee benefits	15,939	14,383	43,946	41,491
Occupancy and equipment	3,879	3,405	10,750	10,154
Depreciation	1,078	1,048	3,150	3,154
Loss (gain) on sales of premises and equipment, net	(206)	—	(113)	(263)
Outside services	514	386	1,453	1,186
Professional services	296	441	1,402	1,079
Communication	246	189	606	570
Marketing	655	434	1,855	1,522
Amortization of intangible assets	466	233	932	699
FDIC assessment	462	451	1,382	1,351
Acquisition, conversion and other expenses	4,978	—	6,422	20
Provision for unfunded commitments	145	35	71	(150)
Other expenses	4,287	3,767	12,072	11,289
Total non-interest expense	32,739	24,772	83,928	72,102
Income before income taxes	11,038	13,611	31,208	39,064
Income tax expense	2,183	1,418	6,050	6,519
Net income	$8,855	$12,193	$25,158	$32,545
Earnings per share:
Basic	$0.55	$0.80	$1.61	$2.14
Diluted	0.54	0.80	1.60	2.13
Weighted average shares outstanding:
Basic	16,231	15,261	15,622	15,229
Diluted	16,284	15,326	15,685	15,292

(1)	The $4.9 million loss includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

E

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands, except per share data)	2025	2025	2025	2024	2024
Interest and dividend income
Loans	$48,426	$42,726	$41,804	$41,700	$42,042
Securities and other	6,355	5,474	5,283	5,273	5,515
Federal Home Loan Bank stock	217	212	137	213	258
Interest-earning deposits with other banks	924	276	314	297	765
Total interest and dividend income	55,922	48,688	47,538	47,483	48,580
Interest expense
Deposits	16,419	15,511	15,512	16,210	16,174
Borrowings	2,544	3,282	3,019	2,206	3,448
Total interest expense	18,963	18,793	18,531	18,416	19,622
Net interest income	36,959	29,895	29,007	29,067	28,958
Provision for credit losses on available-for-sale debt securities	—	—	636	1,171	—
Provision (benefit) for credit losses on loans	3,749	528	(57)	(147)	228
Net interest income after provision for credit losses	33,210	29,367	28,428	28,043	28,730
Non-interest income
Trust and investment management fee income	3,903	4,263	3,916	3,709	4,129
Customer service fees	4,311	3,589	3,525	3,604	3,788
(Loss) gain on available-for-sale debt securities, net (1)	41	(4,942)	—	—	—
Mortgage banking income	423	605	456	597	681
Bank-owned life insurance income	665	602	614	590	570
Customer derivative income	962	104	212	495	265
Other income	262	425	195	397	220
Total non-interest income	10,567	4,646	8,918	9,392	9,653
Non-interest expense
Salaries and employee benefits	15,939	14,274	13,733	13,358	14,383
Occupancy and equipment	3,879	3,546	3,325	3,634	3,405
Depreciation	1,078	1,023	1,049	1,042	1,048
Loss (gain) on sales of premises and equipment, net	(206)	3	90	71	—
Outside services	514	457	482	372	386
Professional services	296	514	592	343	441
Communication	246	194	166	189	189
Marketing	655	682	518	492	434
Amortization of intangible assets	466	233	233	233	233
FDIC assessment	462	464	456	457	451
Acquisition, conversion and other expenses	4,978	1,205	239	—	—
Provision for unfunded commitments	145	—	(74)	(625)	35
Other expenses	4,287	3,943	3,842	4,319	3,767
Total non-interest expense	32,739	26,538	24,651	23,885	24,772
Income before income taxes	11,038	7,475	12,695	13,550	13,611
Income tax expense	2,183	1,383	2,484	2,551	1,418
Net income	$8,855	$6,092	$10,211	$10,999	$12,193
Earnings per share:
Basic	$0.55	$0.40	$0.67	$0.72	$0.80
Diluted	0.54	0.40	0.66	0.72	0.80
Weighted average shares outstanding:
Basic	16,231	15,321	15,304	15,261	15,261
Diluted	16,284	15,372	15,393	15,346	15,326

(1)	The $4.9 million loss includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

F

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2025	2025	2025	2024	2024
Earning assets
Interest-earning deposits with other banks	4.49%	4.68%	4.55%	4.92%	5.54%
Available-for-sale debt securities	4.14	3.86	3.80	3.69	3.86
Federal Home Loan Bank stock	7.71	7.20	4.78	12.07	10.10
Loans:
Commercial real estate	5.88	5.76	5.58	5.61	5.67
Commercial and industrial	6.45	6.41	6.57	6.62	6.98
Residential real estate	4.42	4.14	4.22	4.13	4.11
Consumer	7.23	6.98	7.03	6.89	7.23
Total loans	5.60	5.48	5.42	5.40	5.49
Total earning assets	5.36%	5.23%	5.16%	5.14%	5.24%

Funding liabilities
Deposits:
Interest-bearing demand	1.42%	1.44%	1.41%	1.42%	1.48%
Savings	0.64	0.71	0.71	0.72	0.70
Money market	2.59	2.75	2.77	2.94	3.13
Time	3.64	3.91	4.11	4.30	4.39
Total interest-bearing deposits	2.12	2.28	2.31	2.41	2.45
Borrowings	4.04	4.85	4.61	4.20	4.38
Total interest-bearing liabilities	2.27%	2.51%	2.52%	2.54%	2.66%

Net interest spread	3.09	2.72	2.64	2.60	2.58
Net interest margin, fully taxable equivalent(1)	3.56	3.23	3.17	3.17	3.15

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

G

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2025	2025	2025	2024	2024
Assets
Interest-earning deposits with other banks (1)	$81,709	$23,643	$27,999	$24,000	$54,897
Available-for-sale debt securities (2)	631,572	591,462	587,878	591,455	591,331
Federal Home Loan Bank stock	11,168	11,804	11,623	7,023	10,158
Loans:
Commercial real estate	1,887,267	1,766,720	1,759,321	1,699,869	1,645,933
Commercial and industrial	483,380	469,816	469,331	458,157	473,049
Residential real estate	963,311	804,469	820,837	836,375	851,426
Consumer	120,941	109,023	104,413	103,681	101,230
Total loans (3)	3,454,899	3,150,028	3,153,902	3,098,082	3,071,638
Total earning assets	4,179,348	3,776,937	3,781,402	3,720,560	3,728,024
Cash and due from banks	38,709	29,861	29,972	32,771	34,036
Allowance for credit losses	(31,246)	(28,786)	(29,143)	(29,021)	(28,893)
Goodwill and other intangible assets	139,822	123,062	123,295	123,527	123,761
Other assets	191,446	169,540	171,477	171,351	170,113
Total assets	$4,518,079	$4,070,614	$4,077,003	$4,019,188	$4,027,041

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$1,059,214	$906,557	$916,129	$898,597	$888,325
Savings	617,314	545,304	547,672	543,430	547,482
Money market	432,952	392,034	401,268	394,536	378,855
Time	961,054	883,491	853,105	842,379	807,180
Total interest-bearing deposits	3,070,534	2,727,386	2,718,174	2,678,942	2,621,842
Borrowings	250,110	271,410	265,780	208,990	312,891
Total interest-bearing liabilities	3,320,644	2,998,796	2,983,954	2,887,932	2,934,733
Non-interest bearing demand deposits	648,031	545,308	560,310	604,017	577,428
Other liabilities	49,964	57,268	66,589	67,533	60,731
Total liabilities	4,018,639	3,601,372	3,610,853	3,559,482	3,572,892
Total shareholders' equity	499,440	469,242	466,150	459,706	454,149
Total liabilities and shareholders' equity	$4,518,079	$4,070,614	$4,077,003	$4,019,188	$4,027,041

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for available-for-sale debt securities are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

H

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2025	2025	2025	2024	2024
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$697	$1,033	$1,091	$1,321	$1,451
Commercial and industrial	1,221	1,344	1,354	1,098	1,218
Residential real estate	6,541	6,411	4,557	3,290	3,453
Consumer	1,051	944	1,084	1,285	978
Total non-accruing loans	9,510	9,732	8,086	6,994	7,100
Non-performing available-for-sale debt securities	2,403	2,403	4,960	5,760	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$11,913	$12,135	$13,046	$12,754	$7,100

Total non-accruing loans/total loans	0.27%	0.31%	0.26%	0.22%	0.23%
Total non-performing assets/total assets	0.25	0.30	0.32	0.31	0.18

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$28,885	$28,614	$28,744	$29,023	$28,855
Charged-off loans	(353)	(266)	(84)	(150)	(98)
Recoveries on charged-off loans	37	9	11	18	38
Net loans (charged-off) recovered	(316)	(257)	(73)	(132)	(60)
ACL established on PCD loans	1,622	—	—	—	—
Provision for credit losses on loans	3,749	528	(57)	(147)	228
Balance at end of period	$33,940	$28,885	$28,614	$28,744	$29,023

Allowance for credit losses/total loans	0.95%	0.92%	0.92%	0.91%	0.94%
Allowance for credit losses/non-accruing loans	357	297	354	411	409

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$(224)	$—	$—	$—	$—
Commercial and industrial	18	(204)	(37)	(84)	(8)
Residential real estate	(112)	6	4	3	5
Consumer	2	(59)	(40)	(51)	(57)
Total, net	$(316)	$(257)	$(73)	$(132)	$(60)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.04%	0.03%	0.01%	0.02%	0.01%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.02	0.02	0.01	0.01	0.01

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON AVAILABLE-FOR-SALE DEBT SECURITIES
Balance at beginning of period	$—	$1,204	$568	$—	$—
Charged-off interest receivable on available-for-sale debt securities	—	—	—	(603)	—
Provision for credit losses on available-for-sale debt securities	—	—	636	1,171	—
Charged-off previously provisioned allowance for credit loss	—	(1,204)	—	—	—
Balance at end of period	$—	$—	$1,204	$568	$—

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2025	2025	2025	2024	2024
Net income		$8,855	$6,092	$10,211	$10,999	$12,193
Non-core items:
Loss (gain) on available-for-sale debt securities, net (6)		(41)	4,942	—	—	—
Loss (gain) on sale of premises and equipment, net		(206)	3	90	71	—
Provision on non-PCD acquired loans		3,954	—	—	—	—
Acquisition, conversion and other expenses		4,978	1,205	239	—	—
Income tax expense (1)		(2,141)	(1,492)	(80)	(17)	—
Total non-core items (2)		6,544	4,658	249	54	—
Core earnings (2)	(A)	$15,399	$10,750	$10,460	$11,053	$12,193

Net interest income	(B)	$36,959	$29,895	$29,007	$29,067	$28,958
Non-interest income		10,567	4,646	8,918	9,392	9,653
Total revenue		47,526	34,541	37,925	38,459	38,611
Loss (gain) on available-for-sale debt securities, net (6)		(41)	4,942	—	—	—
Total core revenue (2)	(C)	$47,485	$39,483	$37,925	$38,459	$38,611

Total non-interest expense		32,739	26,538	24,651	23,885	24,772
Non-core expenses:
(Loss) gain on sale of premises and equipment, net		206	(3)	(90)	(71)	—
Acquisition, conversion and other expenses		(4,978)	(1,205)	(239)	—	—
Total non-core expenses (2)		(4,772)	(1,208)	(329)	(71)	—
Core non-interest expense (2)	(D)	$27,967	$25,330	$24,322	$23,814	$24,772

Total revenue		47,526	34,541	37,925	38,459	38,611
Total non-interest expense		32,739	26,538	24,651	23,885	24,772
Pre-tax, pre-provision net revenue(2)	(S)	$14,787	$8,003	$13,274	$14,574	$13,839

Core revenue(2)		47,485	39,483	37,925	38,459	38,611
Core non-interest expense(2)		27,967	25,330	24,322	23,814	24,772
Core pre-tax, pre-provision net revenue(2)	(U)	$19,518	$14,153	$13,603	$14,645	$13,839

(in millions)
Average earning assets	(E)	$4,179	$3,777	$3,781	$3,721	$3,728
Average assets	(F)	4,518	4,071	4,077	4,019	4,027
Average shareholders' equity	(G)	499	469	466	460	454
Average tangible shareholders' equity (2) (3)	(H)	360	346	343	336	330
Tangible shareholders' equity, period-end (2) (3)	(I)	362	346	343	335	336
Tangible assets, period-end (2) (3)	(J)	4,563	3,989	3,940	3,960	3,906

J

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2025	2025	2025	2024	2024
Common shares outstanding, period-end	(K)	16,689	15,322	15,317	15,280	15,268
Average diluted shares outstanding	(L)	16,284	15,372	15,393	15,346	15,326

Core earnings per share, diluted (2)	(A/L)	$0.95	$0.70	$0.68	$0.72	$0.80
Tangible book value per share, period-end (2)	(I/K)	21.70	22.58	22.47	21.93	22.02
Tangible shareholders' equity/total tangible assets (2)	(I/J)	7.94	8.67	8.73	8.46	8.61

Performance ratios (4)
GAAP return on assets		0.78%	0.60%	1.02%	1.09%	1.20%
Core return on assets (2)	(A/F)	1.35	1.06	1.04	1.09	1.20
Pre-tax, pre-provision return on assets(2)	(S/F)	1.30	0.79	1.32	1.44	1.37
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.71	1.39	1.35	1.45	1.37
GAAP return on equity		7.03	5.21	8.88	9.52	10.68
Core return on equity (2)	(A/G)	12.23	9.19	9.09	9.57	10.68
Return on tangible equity		10.16	7.26	12.27	13.23	14.90
Core return on tangible equity (1) (2)	(A+Q)/H	17.38	12.66	12.57	13.29	14.90
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	56.70	62.10	62.00	59.84	62.09
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.56	3.23	3.17	3.17	3.15

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$727	$706	$717	$718	$686
Franchise taxes included in non-interest expense	(O)	158	141	131	139	138
Tax equivalent adjustment for net interest margin	(P)	563	560	568	578	550
Intangible amortization	(Q)	466	233	233	233	233

(1)	Assumes a marginal tax rate of 24.65% for the third quarter 2025, 24.26% in the first and second quarters of 2025, 23.73% in the fourth quarter 2024, 23.82% in the second and third quarter 2024, 24.01% in the first quarter 2024.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(6)	The $4.9 million loss includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

K